Exhibit 99.1

NANO Nuclear Energy Advances Vertical Integration Strategy by Signing Definitive Agreement to Acquire Strategic NRC-Licensed U.S. Nuclear Fuel Processing Assets

Acquisition would provide NANO Nuclear with strategically valuable NRC-licensed fuel cycle assets and optionality to pursue domestic nuclear fuel cycle activities, independently or in collaboration with strategic partners

Upon completion of the transaction and transfer of the NRC license, NANO Nuclear would own one of ten NRC-licensed fuel cycle facilities in the United States

New York, N.Y., October 1, 2026 — NANO Nuclear Energy Inc. (NASDAQ: NNE) (“NANO Nuclear” or the “Company”), an advanced nuclear energy and technology company developing microreactors, nuclear fuel cycle capabilities and nuclear transportation solutions, today announced that NANO Nuclear and its wholly owned subsidiary, HALEU Energy Fuel Inc., have entered into a definitive asset purchase agreement with Radnostix, Inc. (formerly International Isotopes Inc.) and its subsidiary International Isotopes Fluorine Products, Inc. to acquire strategic U.S. nuclear fuel processing assets, including a U.S. Nuclear Regulatory Commission (“NRC”) license and related intellectual property and technical materials associated with a previously planned depleted uranium hexafluoride (“DUF6”) deconversion and fluorine extraction facility in Lea County, New Mexico.

The proposed acquisition would provide NANO Nuclear with existing NRC-licensed fuel cycle assets and a substantial body of associated licensing and technical work. Upon completion of the transaction and transfer of the NRC license, NANO Nuclear would own one of ten NRC-licensed fuel cycle facilities in the United States. The acquisition is also subject to the satisfaction of future closing conditions.

Proposed IIFP Facility Location
New Mexico
Texas
Legend
FEP/DUP
Environmental Impact Statement
Figure 2-1 General Site Location Map

2-3

International Isotopes Inc.
FUTURE HOME OF
International Isotopes Inc.
Depleted Uranium De-Conversion
and Fluorine Extraction Facility
GOOD FOR THE COMMUNITY
GOOD FOR THE ENVIRONMENT

Proposed IIFP Facility Boundary
Legend
New Mexico
FEP/DUP
Environmental Impact Statement
Figure 2-2 Proposed IIFP Facility Boundary

2-4

Figure 2-3. Plant Through

NANO
Nuclear Energy Inc.

RADNOSTIX

Figure 1 - NANO Nuclear Energy Advances Vertical Integration Strategy by Signing Definitive Agreement to Acquire Strategic NRC-Licensed U.S. Nuclear Fuel Processing Assets - IIFP General Site Location, Proposed Facility Boundary, and Plant Throughput for the DUF₆ Deconversion Process.

By acquiring an existing NRC-licensed fuel cycle asset, NANO Nuclear is strategically positioned with the flexibility to pursue a depleted uranium hexafluoride (DUF6) deconversion facility or additional fuel cycle processes through amendments to the existing NRC license, which NANO Nuclear believes could provide a significantly more efficient regulatory pathway than developing and licensing a comparable facility on a new site. The licensing, regulatory, engineering and technical foundation derived from the acquired assets could also inform and potentially streamline the development and licensing of similar fuel cycle capabilities at other locations. Together, these assets would provide NANO Nuclear with increased optionality to pursue domestic fuel cycle opportunities, either independently or in collaboration with other nuclear fuel processing companies.

If completed, the proposed acquisition would represent another important milestone in NANO Nuclear’s long-term strategy to establish a vertically integrated advanced nuclear energy and fuel platform, extending its potential capabilities, whether internally or through strategic collaborations, across uranium conversion, enrichment, deconversion and transportation through reactor deployment.

Figure 2 - NANO Nuclear Energy Advances Vertical Integration Strategy by Signing Definitive Agreement to Acquire Strategic NRC-Licensed U.S. Nuclear Fuel Processing Assets

Establishing a Strategic U.S. Nuclear Fuel Cycle Platform

The NRC license was originally issued to construct and operate a DUF6 deconversion and fluorine extraction facility in Lea County, New Mexico. The proposed acquisition also includes related patented technology, engineering and safety analyses, regulatory and permitting materials, equipment and historical project development records. The facility contemplated under the existing license was not previously constructed.

While the site is licensed by the NRC under 10 CFR Part 40, “Domestic Licensing of Source Material,” the licensing basis was required by the NRC to meet applicable requirements of Subpart H of 10 CFR Part 70, “Domestic Licensing of Special Nuclear Material,” in connection with a rulemaking framework previously contemplated by the NRC. NANO Nuclear expects the acquisition of an existing licensed fuel cycle facility developed to these requirements to facilitate a more streamlined regulatory pathway for adding certain additional fuel cycle processes requiring authorization under 10 CFR Part 70 through future license amendments if desired, subject in each case to applicable NRC review and approval.

Following closing and transfer of the NRC license, NANO Nuclear plans to continue its evaluation of several options in determining the optimal commercial and development pathway for the acquired assets, including potential deconversion and other fuel cycle activities, as well as opportunities to collaborate with potential strategic partners. No final investment decision has been made, and any future development remains subject to applicable technical, commercial, financing and regulatory considerations.

“This proposed acquisition is fundamentally about securing a strategically valuable position within the U.S. nuclear fuel cycle,” said James Walker, Chief Executive Officer of NANO Nuclear Energy. “An existing NRC-licensed fuel cycle facility, supported by years of regulatory and technical development, provides us with a foundation we believe is extremely difficult to recreate from the ground up. It gives us multiple potential pathways to expand our domestic fuel cycle capabilities while preserving the flexibility to determine the development strategy that creates the greatest long-term value.”

“Our objective is to build the capabilities necessary to support a more complete and resilient domestic nuclear energy industry,” said Jay Yu, Founder and Chairman of NANO Nuclear Energy. “This transaction would establish another critical pillar of our vertically integrated nuclear fuel strategy, providing us with an important platform from which to pursue future fuel cycle opportunities, both independently and alongside strategic industry collaborators. I am very pleased with our continued business and commercial approach to creating long-term shareholder value in the nuclear energy sector.”

Transaction Terms and Next Steps

Under the asset purchase agreement, the consideration being paid for the assets at closing is $9.5 million in cash and $4.0 million in NANO common stock, payable and issuable at closing in accordance with the agreement. Closing remains subject to NRC consent to the license transfer, other required approvals and consents (including from New Mexico officials), satisfactory site arrangements and other closing conditions. The parties currently expect closing in approximately 90 to 120 days, although the timing will depend on those approvals and conditions.

About NANO Nuclear Energy, Inc.

NANO Nuclear Energy Inc. (NASDAQ: NNE) is a North American advanced technology-driven nuclear energy company seeking to become a commercially focused, diversified, and vertically integrated company across five business lines: (i) cutting edge portable and other microreactor technologies, (ii) nuclear fuel supply chain, (iii) nuclear fuel transportation, (iv) nuclear applications for space and (v) nuclear industry consulting services.

Led by a world-class nuclear engineering team, NANO Nuclear’s reactor products in development include the proprietary KRONOS MMR™ Energy System, a stationary high-temperature gas-cooled reactor that is in construction permit pre-application engagement U.S. Nuclear Regulatory Commission (NRC) in collaboration with University of Illinois Urbana-Champaign, the ZEUS™ system, a portable solid core battery reactor, and the space focused, portable LOKI MMR™ system, each representing advanced developments in clean energy solutions that are portable, on-demand capable, advanced nuclear microreactors.

Advanced Fuel Transportation Inc. (AFT), a NANO Nuclear subsidiary, bolstered by the May 2026 acquisition of Secured Transportation Services (STS), is led by former executives from the largest transportation company in the world and provides nuclear engineering and materials transport services in the U.S. and globally. Through NANO Nuclear, AFT is the exclusive licensee of a patented high-capacity HALEU fuel transportation basket developed by three major U.S. national nuclear laboratories and funded by the Department of Energy.

HALEU Energy Fuel Inc. (HEF), a NANO Nuclear subsidiary, is focusing on the future development of a domestic source for a High-Assay, Low-Enriched Uranium (HALEU) fuel fabrication pipeline for NANO Nuclear’s own microreactors as well as the broader advanced nuclear reactor industry.

NANO Nuclear Space Inc. (NNS), a NANO Nuclear subsidiary, is exploring the potential commercial applications of NANO Nuclear’s developing micronuclear reactor technology in space. NNS is focusing on applications such as the LOKI MMR™ system and other power systems for extraterrestrial projects and human sustaining environments, and potentially propulsion technology for long haul space missions. NNS’ initial focus will be on cis-lunar applications, referring to uses in the space region extending from Earth to the area surrounding the Moon’s surface.

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Cautionary Note Regarding Forward Looking Statements

This news release and statements of NANO Nuclear’s management and collaborators in connection with this news release contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “explore,” “plans”, “aim,” “goal,” “believes”, “potential”, “future,” “will”, “should”, “could”, “would” or “may” or derivations of these words and other words of similar meaning about the future, although forward-looking statements could be denoted by other terms as well. In this press release, forward-looking statements include those relating to (i) the future anticipated closing of the asset purchase agreement with Radnostix described herein, which remains subject to significant conditions to closing, including NRC approval, and other conditions precedent and (ii) the anticipated potential benefits to NANO Nuclear of the assets to be acquired and its vertical integration strategy and other business plans. These and other forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors, which may be beyond our control. For NANO Nuclear, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to, risks associated with conditions to closing the asset purchase agreement, which may not be satisfied, including for reasons beyond NANO Nuclear’s control, as well as the following: (i) risks related to our U.S. Department of Energy (“DOE”), U.S. Nuclear Regulatory Commission (“NRC”), Canadian Nuclear Safety Commission (“CNSC”) or related state or other U.S. or non-U.S nuclear licensing submissions, (ii) risks related the development of new or advanced technology and the acquisition of complementary technology or businesses, including difficulties with design and testing, cost overruns, regulatory delays, integration issues and the development of competitive technology, (iii) risks related to our ability to obtain key vendor, technology and customer contracts and the significant funding necessary to execute on our business plan, (iv) risks related to uncertainty regarding our ability to technologically develop and commercially deploy a competitive advanced nuclear reactor or other technology in the timelines we anticipate, if ever, (v) risks related to the impact of U.S. and non-U.S. government regulation, policies and licensing requirements, including by the U.S. Department of Energy, and the NRC, including those associated with the recently enacted ADVANCE Act and the May 23, 2025 Executive Orders seeking to streamline nuclear regulation, and (vi) similar risks and uncertainties associated with the operating a developing business a highly regulated, competitive and rapidly evolving industry, including that our plans may change and we may use our cash on hand faster or in different ways than anticipated as our business requires. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement, and NANO Nuclear therefore encourages investors to review other factors that may affect future results in its filings with the SEC, which are available for review at www.sec.gov and at https://ir.nanonuclearenergy.com/financial-information/sec-filings. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.